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                                                                   EXHIBIT 10.42

                       AMENDMENT TO THE DIME BANCORP, INC.
               VOLUNTARY DEFERRED COMPENSATION PLAN FOR DIRECTORS

                         EFFECTIVE AS OF OCTOBER 1, 1999


         The Dime Bancorp, Inc. Voluntary Deferred Compensation Plan for Directors (the "Plan") is hereby amended effective as of the date set forth above as follows:

         1. Paragraph 8(d) of the Plan is amended in its entirety to read as follows:

                  "(d) Securities Law Limitations. Notwithstanding anything in the Plan to the contrary and except as otherwise provided below, if at any time a Participant who is an Insider (as defined below) is prohibited by the Section 16 Rules (as defined below) from directing that his or her Account or Benefit Transfer Account be (i) deemed invested in an investment fund that invests in common stock of the Company (ii) deemed transferred to a deemed investment in common stock of the Company or (iii) to the extent of any deemed investment in common stock of the Company, deemed redeemed for whatever reason, any such direction shall be disregarded and not given effect. For purposes of this Paragraph 8, an Insider shall mean, with respect to the Company or any of its subsidiaries, (i) any Participant who is subject to the
         Section 16 Rules, determined in accordance with Rule 16a-2 thereof, and
         (ii) solely with respect to certain trading restrictions with respect to common stock of the Company imposed from time to time by the Company or any of its subsidiaries, any Participant who is subject to such trading restrictions. For purposes of this Paragraph 8, the Section 16 Rules mean those rules (as from time to time amended) promulgated by the Securities and Exchange Commission ("SEC") under Section 16 of the Act. For purposes of the Plan, an action shall be deemed to be prohibited by the Section 16 Rules, if it could, if permitted or occurring, result in a transaction not being exempt from the provisions of Section 16(b) of the Act. An action in violation of certain trading restrictions with respect to common stock of the Company imposed from time to time by the Company or any of its subsidiaries shall be deemed to be prohibited by the Section 16 Rules solely for purposes of the Plan. Notwithstanding the foregoing in this Paragraph 8(d), and in accordance with such rules, procedures and forms as may be prescribed by the Committee, a direction by a Participant shall not be disregarded to the extent that it provides for the proceeds of a redemption of a deemed initial investment of the Participant's Benefit Transfer Account in the phantom stock of the Company as described in Paragraph 7(b) (and subject to such special valuation rules as may apply in this Paragraph
         8) to be deemed to be reinvested in the phantom stock of the Company as described in Paragraph 8(b)(ii)."